Subsidiaries of the Company


Subsidiary                       Percentage Owned  Jurisdiction of Incorporation
----------                       ----------------  -----------------------------

Peoples Savings Bank                     100%            United States

Peoples Financial Services, Inc.         100%            New Jersey